PENN VIRGINIA CORPORATILON
                    ARTICLES OF INCORPORATION
             ADOPTED MAY 6, 1997; EFFECTIVE JUNE 12, 1997
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ARTICLE 1.  The name of the corporation is Penn Virginia
Corporation.


ARTICLE 2. The purposes for which the corporation is organized are to do any one or more of the following:

       (a) buy, sell, own, lease, process, refine and otherwise deal in and with coal, oil, gas, timber and minerals and in the lands, leases and other property related to any of them;

       (b) buy, sell, make, process and otherwise deal in and with property of any kind and description, for its own account or for the account of others; and render services of every kind and description;
and

       (c) engage in any other business or activity not prohibited by law or required to be stated in the Articles of Incorporation.


ARTICLE 3.  The number of directors, not less than
three, shall be fixed by the bylaws, and in the absence of a bylaw fixing the number, the number shall be 11.


ARTICLE 4. Stockholders shall not have pre-emptive or other rights to subscribe for, purchase or receive any proportionate share of the unissued stock of the corporation.


ARTICLE 5.  The corporation shall have perpetual
existence.


ARTICLE 6. The aggregate number of shares which the corporation has authority to issue is 16,100,000 shares, divided into two classes consisting of 100,000 shares of Preferred Stock of the par value of $100 per share (hereinafter called "Preferred Stock") and 16,100,000 shares of Common Stock of the par value of $6.25 per share (hereinafter called "Common Stock").

The following is a description of each class of shares, and a statement of the preferences, qualifications, limitations, restrictions and the special or relative rights granted to or imposed upon them (except those which the board of directors is authorized to fix as herein after provided):

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                         PREFERRED STOCK

     (a) Issue in Series. The shares of Preferred Stock from time to time may be divided into and issued herein and in the resolution of the board of directors providing for the issue. All shares of any one series of Preferred
Stock shall be identical, and all series of Preferred
Stock shall rank equally and be identical except as permitted hereunder.

     (b) Creation of Series. The board of directors of the corporation shall have the authority by resolution to divide the Preferred Stock into one or more series, and to fix and determine with respect to each series (i) the rate of dividend, the time of payment and the dates from which dividends shall be cumulative, and the extent of participation rights, if any; (ii) any right to vote with holders of shares of any other series or class and any right to vote as a class, either generally or as a condition to specified corporate action; (iii) the price at and the terms and conditions on which shares may be redeemed; (iv) the amounts payable upon shares in the event of voluntary or involuntary liquidation; (v) sinking fund provisions for the redemption or purchase of shares; and (vi) the terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion.

                          COMMON STOCK

     (c) Dividends. Holders of Common Stock shall be entitled to receive such dividends as may be declared by the board of directors, except that the corporation will not declare, pay or set apart for payment any dividend on shares of Common Stock (other than dividends payable in Common Stock), or directly or indirectly make any distribution on, redeem, purchase or otherwise acquire any such shares, if at the time of such action the corporation is in default with respect to any dividend payable on or any sinking or purchase fund requirement relating to shares of Preferred Stock.

     (d) Distribution of Assets. In the event of the voluntary or involuntary liquidation of the corporation, holders of Common Stock shall be entitled to receive pro rata all of the remaining assets of the corporation available for distribution to its stockholders after all amounts to which the holders of Preferred Stock are entitled have been paid or set aside in cash for payment.



ARTICLE 7.  CERTAIN SIGNIFICANT TRANSACTIONS.

Section 1.  Higher Vote for Certain Significant
Transactions.

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     A. Higher Vote for Certain Significant
Transactions. In addition to any affirmative vote required by law or these Articles of Incorporation, and as except as otherwise expressly provided in Section 2 of this Article 7

     (i) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (a) any Related Person (as hereinafter defined), or (b) any other corporation (whether or not itself a Related
     Person) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a Related Person; or

     (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Related
     Person or any Affiliate of any Related Person of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or

     (iii) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair
     Market Value of $1,000,000 or more; or

     (iv) the purchase by the corporation or any Subsidiary (in one transaction or a series of transactions within a two-year period) of any outstanding shares of capital stock of the corporation which entitle the holder thereof to vote generally in the election of directors (the
     "Voting Stock") in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

     (v) the adoption of any plan or proposal for the liquidation (partial or complete) or dissolution of the corporation proposed by or on behalf of a Related Person or any Affiliate of any Related Person; or

     (vi) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transactions (whether or not with or into or otherwise involving a Related Person) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person;

     shall require the affirmative vote of the holders of at least 90% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

     B. Definition of "Significant Transaction." The term "Significant Transaction" as used in this Article
7 shall mean any transaction which is referred to in any one or more of clauses (i) through (vi) of paragraph A of this Section 1.


Section 2.  When Higher Vote is Not Required.

The provisions of Section 1 of this Article 7 shall not be applicable to any particular Significant Transaction, and such Significant Transaction shall require only such affirmative vote as is required by law, the Bylaws of the corporation, and any other provision of these Articles of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:

     A. Approval by Continuing Directors.  The
Significant Transaction shall have been approved by a majority of the Continuing Directors (as hereinafter defined) then in office.

     B. Price and Procedure Requirements. All of the following conditions shall have been met:

     (i) The aggregate amount of the cash and the Fair
     Market Value as of the date of the consummation of the Significant Transaction of consideration other than cash to be received per share by holders of the Company's Common Stock in such Significant
     Transaction shall be at least equal to the highest of the following:

           (a) (if applicable) the highest per share price
     (including any brokerage commissions, transfer taxes
     and soliciting dealers' fees) paid by the Related
     Person for any shares of Common Stock acquired by it
     (a) within the two-year period immediately prior to
     the first public announcement of the proposal of the
     Significant Transaction (the "Announcement Date") or
     (b) in the transaction in which it became a Related
     Person, whichever is higher;
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           (b) the Fair Market Value per share of Common
     Stock on the Announcement Date or on the date on which the Related Person became a Related Person
     (such latter date is referred to in this Article 7 as the "Determination Date"), whichever is higher;

           (c) the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the Announcement Date as to which financial results have been published by the corporation, multiplied by the then highest price/earnings multiple (if any) of such Related
     Person or any of its Affiliates as customarily computed and reported in the financial community;

         (d) (if applicable) the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to paragraph (B)(i)(b) of this
     Section 2, multiplied by a fraction the numerator of which is the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by the Related
     Person for any shares of ommon Stock acquired by it within the two-year period immediately prior to the Announcement Date and the denominator of which is the Fair Market Value per share of Common Stock on the first day in such two-year period upon which the Related Person acquired any shares of Common Stock; and

         (e) the highest Fair Market Value per share of Common Stock in the one-year period immediately prior to the Announcement Date.

     (ii) The consideration to be received by the holders of Common Stock in such Significant
     Transaction shall be either cash or the same type of consideration used by the Related Person in acquiring the largest portion of its holdings of Common Stock prior to the Announcement Date.

     (iii) After such Related Person has become a Related Person, and prior to the consummation of such Significant Transaction: (a) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or other similar corporate transactions which has the effect of reducing the number of outstanding shares of Common
     Stock, unless the failure to so increase the annual rate is approved by a majority of the Continuing Directors; and (b) such Related
     Person shall not have become the beneficial owner of any additional shares of Voting

     Stock except as part of the transaction which results in such Related Person becoming a Related Person.

     (iv) After such Related Person has become a Related Person, such Related Person shall not have received the benefit, directly or indirectly (except proportionately as a shareholder of the corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Significant Transaction or otherwise.

     (v) A proxy or information statement describing the proposed Significant Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public shareholders of the corporation at least 30 days prior to the consummation of such Significant
     Transaction (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

SECTION 3.  Certain Definitions.

For the Purposes of this Article 7:

     A. A "person" shall mean any individual, firm, corporation or other entity.

     B. "Related Person" shall mean any person (other than the corporation or any Subsidiary) who or which:

     (i) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

     (ii) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock;

     (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period prior to the date in question beneficially owned by any Related Person, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

If two or more persons shall at any time be "Related
Persons," each Related Person whose involvement in a transaction causes it to be a Significant Transaction shall be treated as: (i) "the Related Person" for purposes of the application of the price and procedure requirements of paragraph B of Section 2 of this Article
7 to such Significant Transaction, and (ii) as "the
Related Person in question" for purposes of determining whether a person is a Continuing Director with respect to such Significant Transaction.

     C. A person shall be a "beneficial owner" of any Voting Stock:

     (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

     (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire
     (whether such a right is exercisable
     immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

     (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

     D. For the purposes of determining whether a person is a Related Person pursuant to paragraph B of the Section
3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by such person through application of paragraph C of this Section
3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

     E. "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities
Exchange Act of 1934, as in effect on March 21, 1984.

     F. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Related Person set forth in paragraph B of this
Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

     G. "Continuing Director" means (i) any person who was a member of the Board of Directors of the Company (the
"Board") as of May 1, 1984, or (ii) any member of the Board who is not affiliated with the Related Person in question and was a member of the Board prior to the time that the Related Person in question became a Related Person, or (iii) a successor of a Continuing
Director who is unaffiliated with the Related Person in question and is recommended to succeed a Continuing
Director by a majority of Continuing Directors then on the Board.

      H. "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York
Stock Exchange--Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock
Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such property on the date in question as determined by the Board in good faith exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day preceding the date in question on the National Association of Securities
Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

     I. In the event any Significant Transaction involves a merger in which the corporation is the surviving corporation, the phrase "consideration other than cash to be received" as used in paragraph B(i) of Section 2 of this Article shall include the shares of any other class of outstanding Voting Stock retained by the holders of such shares.


SECTION 4. Miscellaneous.

     A. The Continuing Directors of the corporation shall have the power and duty to determine for the purposes of this Article 7, on the basis of information known to them after reasonable inquiry, (i) whether a person is a Related Person, (ii) the number of shares of Voting
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Stock beneficially owned by any person, (iii) whether a
person is an Affiliate or Associate of another (iv) whether the assets which are the subject of any Significant Transaction have, or the consideration to be received or paid by the corporation or any Subsidiary for the issuance, transfer or purchase of any securities in any Significant Transaction has, an aggregate Fair Market Value of $1,000,000 or more, and
(v) any other matter relating to the applicability or effect of this Article 7.

      B. Nothing contained in this Article 7 shall be construed to relieve any Related Person from any fiduciary obligation imposed by law.

     C. In the event any section, paragraph (or portion thereof) of this Article 7 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions of this Article 7 shall be deemed to remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of the corporation and its shareholders that each such remaining provision (or portion thereof) of this Article 7 remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including Related Persons, notwithstanding any such finding.

ARTICLE 8.  Any provision in these Articles of
Incorporation or in the Bylaws of the corporation to the contrary notwithstanding, no provision of Articles 7 or 8 of these Articles shall be altered, amended, supplemented or repealed by the shareholders of the corporation, and no provision of the Bylaws or of these Articles of Incorporation inconsistent with any such provisions shall be adopted by the shareholders of the corporation, except by the affirmative vote of the holders of at least 90% of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors, considered for this purpose as one class, provided that an amendment the effect of which is solely to add additional minimum price or procedural requirements to those already enumerated in paragraph B of Section 2 of Article 7 may be adopted in the manner otherwise prescribed by statute to the other provisions of these Articles of Incorporation.